Exhibit 23.4

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Registration Statement on Form S-1 of Aspect Global Diversified Fund LP of our report dated February 28, 2007 relating to our audit of the statement of financial condition of Steben & Company,  Inc., appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey & Pullen, LLP

Chicago, Illinois
December 12, 2007